Exhibit 99.1

Public Service Enterprise Group 80 Park Plaza Newark, NJ 07102

CONTACTS:
Investor Relations	Media Relations
Carlotta Chan	Marijke Shugrue
973-430-6565	908-531-4253
Carlotta.Chan@pseg.com	Marijke.Shugrue@pseg.com

PSEG’s Chairman, President and CEO Ralph Izzo Announces

Plans to Retire at End of 2022

PSEG Board of Directors Elects PSEG COO Ralph LaRossa next President & CEO

(NEWARK, N.J. – April. 19, 2022) PSEG announced today that Ralph Izzo, chair, president and CEO, will retire from the company. His last day will be December 31, 2022. As part of a planned leadership succession process, the PSEG Board of Directors elected Ralph LaRossa, chief operating officer, as president and chief executive officer effective September 1, 2022. Izzo will serve as executive chair of the board effective September 1 until his retirement. He will continue to lead the board and work closely with LaRossa in support of a smooth succession and continue his keen focus on energy policy matters. LaRossa will assume the additional responsibilities of chair on January 1, 2023.

“It cannot be overstated how significant an impact Ralph Izzo has had on PSEG over the past 15 years as CEO,” said Dr. Shirley Ann Jackson, PSEG’s retiring lead director. “Ralph is a visionary leader, whose passion for clean energy has been the driving force of his career, shaping PSEG’s purpose, culture and transformation. He is a highly respected and influential clean energy voice here in New Jersey and globally. All of this, coupled with his relentless focus on customers, communities and a commitment to building a strong, diverse talent pipeline have strengthened the company and positioned PSEG well for the future.”

“It has been an honor and a privilege to serve as CEO for the last 15 years.” said Ralph Izzo, PSEG chairman, president and CEO. “I started my career with PSEG 30 years ago because I saw the possibilities to shape a future where customers use less energy, the energy they use is cleaner than ever before, and delivered with reliability unsurpassed in our history while adding shareholder value. Our focus as a company has evolved from delivering electricity and gas to enhancing lives and communities. As corporate citizens, we have a responsibility and obligation to stand up for the equitable treatment of our employees, our customers, and the many diverse communities we serve. Throughout my career, I have endeavored to put the company, our communities and the planet on a sustainable path. I am proud of the accomplishments our 12,500 strong workforce has made.”

“The board of directors has led a robust leadership succession planning effort and today’s announcement reflects the unanimous support of Ralph LaRossa as the next CEO. We are confident that Ralph will pick up the reins in September and continue to successfully guide the company along the path that he helped Ralph Izzo build,” added Jackson.

Susan Tomasky, designated to succeed Jackson as lead director, commented, “Ralph LaRossa’s track record showcases his talent in developing and executing business strategy, identifying and leading the implementation of investment priorities across the enterprise, as well as his deep commitment to employees and workforce development. I look forward to his leadership and continuing to work with him in the future in this new role.”

“For almost 20 years Ralph LaRossa and I have worked side-by-side building out PSEG’s vision,” added Ralph Izzo. “With our Powering Progress vision, mission and strategy firmly in place, I am truly excited about the future prospects for PSEG under Ralph LaRossa’s leadership.”

For over three decades, LaRossa’s career at the company has enabled him to hold leadership roles overseeing all of the operating businesses of PSEG including: Public Service Electric & Gas (PSE&G), PSEG Power, PSEG Long Island, and PSEG Services Corp functions including information technology, and cyber and physical security.

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As the president and COO of PSE&G for over a decade, LaRossa’s dedication to employees and customers began with a commitment to improving operating performance in all areas of safety, reliability, and emergency response. LaRossa also spearheaded the development and execution of PSE&G’s landmark clean energy and utility of the future program.

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Most recently in his role as COO, he led the company’s business continuity and response to COVID-19 ranging from protecting the health and safety of employees and our customers, to maintaining safe and reliable operations, to achieving financial and operational plans.

•	Additionally, LaRossa led the recent divestiture of PSEG’s Solar Source and Fossil businesses as well as the development and execution of the offshore wind growth strategy.

“I am honored and humbled by the confidence that the board and Ralph Izzo have placed in me,” stated Ralph LaRossa. “My goal is to carry on the vision and strategy that Ralph Izzo has built with our leadership team. With a focus on developing our workforce of the future, I look forward to powering progress for all of the diverse stakeholders and communities we serve.”

Ralph Izzo Legacy:

2022 marks Izzo’s 30th anniversary at PSEG and his 15th year as CEO. It is a significant year for the 119-year-old PSEG, as the company launches a new Powering Progress vision and mission and makes historic infrastructure, clean energy and workforce training investments that he pioneered at PSEG as part of its sustainable business strategy. Environmental, Social and Governance (ESG) principles have been at the forefront of Izzo’s approach to positioning PSEG for the next one hundred years. His contributions have been extensive, but to name a few:

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Tackling Climate Change as a respected science and business advocate in state, national and global climate discussions, most recently at COP26 in support of preserving existing nuclear generation and advancing the widespread adoption of energy efficiency.

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Under Izzo’s leadership, PSEG has invested billions of dollars to strengthen and harden New Jersey’s infrastructure – from upgrading the electric transmission system to modernizing substations and replacing aging pipes – improving resilience and improving the customer experience.

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A longtime advocate of energy efficiency, Izzo helped secure the $1 billion award to PSE&G for energy efficiency programs to help customers cut household energy use, leading to meaningful improvements in air quality while also saving customers $1 billion on their utility bills and creating 4,300 direct and indirect jobs.

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Under Izzo’s leadership, PSEG has reduced carbon emissions from power generation 98% since 2005 by maintaining the company’s nuclear units, investing in renewables, and exiting or retiring nearly 11,000 megawatts of fossil generation, resulting in a power portfolio that is among the top 10 carbon-free energy producers in the U.S.

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As scientific evidence pointed to a need for more urgent action, Izzo led the effort to set Net Zero 2050 goals and then move up PSEG’s pledge from 2050 to 2030, becoming one of just a few energy companies to join the U.N.’s Race to Zero campaign.

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Established a DEI-focused culture that promotes inclusion for all demonstrated by committed support for women, the LGBTQ+ community, and all of the diverse backgrounds in our workplace; and creating new opportunities for underrepresented communities and expanding clean energy equity.

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Since beginning his leadership role in 2006, PSEG shareholders investing $100 would have realized a total shareholder return resulting in $328 today, an annualized growth rate of close to 10%. PSEG delivered financial results at or above the mid-point of management’s guidance in each of Izzo’s 15 years as CEO, and extended PSEG’s incredible track record of paying dividends to shareholders to 115 years and counting.

About PSEG

Public Service Enterprise Group (PSEG) (NYSE: PEG) is a predominantly regulated infrastructure company focused on a clean energy future. Guided by its Powering Progress vision, PSEG aims to power a future where people use less energy, and it’s cleaner, safer and delivered more reliably than ever. PSEG’s commitment to ESG and sustainability is demonstrated in our net-zero 2030 climate vision, our pursuit of science-based emissions reductions targets and participation in the U.N. Race to Zero, as well as our inclusion on the Dow Jones Sustainability North America Index, the Bloomberg Gender-Equality Index and the list of America’s most JUST Companies. PSEG’s businesses include Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island. (https://corporate.pseg.com).

Forward-Looking Statement

The statements contained in this press release that are not purely historical are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Factors that may cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission (SEC), and available on our website: https://investor.pseg.com. All of the forward-looking statements made in this press release are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this press release apply only as of the date hereof. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.